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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Proxy Statement and Prospectus constituting a part of this Registration Statement of our report dated March 15, 1996, relating to the financial statements of Co-Counsel, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995.

     We also consent to the reference to us under the caption "Experts" in the Proxy Statement and Prospectus.

                                          /s/ BDO Seidman, LLP

Houston, Texas
July 10, 1996